Exhibit 10.9

EXECUTION VERSION

AMENDMENT AND EXCHANGE AGREEMENT

THIS AGREEMENT AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (“NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (“Nauticus Fleet”), NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company ( “Nauticus USA”, and together with the Company, the Nauticus Sub, NautiWorks, Nauticus Fleet and the other debtor parties joined to the Pledge and Security Agreement from time to time, collectively, the “Debtors”) and the undersigned investor (the “Investor”), in its capacity as a holder of the Existing Debenture and the Existing Warrant (each as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Securities Purchase Agreement”, and the Existing Securities Purchase Agreement as amended by this Agreement, the “Amended Securities Purchase Agreement”), by and among the Company, Nauticus Sub, the Investor and certain other investors (collectively, the “Other Investors”, and together with the Investor, the “Investors”), the Company has previously issued (a) certain 5% Original Issue Discount Senior Secured Convertible Debentures (each, a “Debenture”) to the Investors (each such Debenture held by the Investor, as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, an “Existing Debenture”) (the aggregate amount outstanding under the Existing Debenture of the Investor is set forth on the signature page of the Investor attached hereto) and (b) certain warrants to purchase Common Stock (the “Warrants”) to the Investors (each such Warrant held by the Investor, as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, an “Existing Warrant”, and the Existing Warrant as converted, the “Warrant Shares”);

WHEREAS, the Company and the Investor desire to amend and waive certain provisions of the Existing Securities Purchase Agreement and exchange (the “Exchange” or the “Transaction”) the Existing Debenture, on the basis and subject to the terms and conditions set forth in this Agreement, for (x) a new 5% Original Issue Discount Senior Secured Convertible Debenture in such aggregate principal amount as set forth on the signature page of the Investor attached hereto, in the form attached hereto as Exhibit A (the “New Debenture”), convertible into shares of Common Stock of the Company (the “New Conversion Shares”, and together with the New Debenture, the “New Securities”);

WHEREAS, the New Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, concurrently herewith, the Company shall have delivered the form of this Agreement to each of the Other Investors (each, an “Other Agreement”, and together with this Agreement, the “Agreements”), to be executed by each such Other Investor, if desired by any such Other Investor.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, the Existing Debenture, the Existing Warrant and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended Securities Purchase Agreement.

2. The Exchange. As of the Effective Time, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act, the Investor shall convey, assign and transfer its Existing Debenture to the Company in exchange for which the Company shall issue the New Debenture to the Investor. On the date hereof, in exchange for the Existing Debenture, the Company shall deliver or cause to be delivered to the Investor (or its designee) the New Debenture at the address for delivery set forth on the signature page of the Investor attached hereto. Immediately following the delivery of the New Debenture to the Investor (or its designee), the Investor shall relinquish all rights, title and interest in the Existing Debentures (including any claims the Investor may have against the Company related thereto) and assign the same to the Company, and the Existing Debentures shall be deemed canceled.

3. Amendments to Existing Securities Purchase Agreement. Effective as of the Effective Time, the Existing Securities Purchase Agreement is hereby amended as follows:

(a) The defined term “Debentures” is hereby amended to mean the New Debenture (as defined herein).

(b) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.

(c) Section 1.1 of the Existing Securities Purchase Agreement is amended by adding the following definitions in alphabetical order:

“2024 Term Loan Agreement” means that certain Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among the Company, ATW Special Situations Management LLC, as collateral agent, and the lenders party thereto from time to time, as amended, restated or otherwise modified from time to time in accordance with the terms thereof and of the 2024 Term Loan ICA.

“2024 Term Loan ICA” means that certain Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, as collateral agent under the 2024 Term Loan Agreement and the “Transaction Documents” (as defined in the Pari Passu Loan Agreement) and ATW, as Agent, and acknowledged by the Company and certain of its Subsidiaries, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“2024 Term Loan Indebtedness” means all of the secured indebtedness, liabilities, and obligations owing by the Company or any of its Subsidiaries pursuant to the 2024 Term Loan Agreement or the “Transaction Documents” (as defined in the Pari Passu Loan Agreement) executed in connection therewith, including all “Obligations” as defined in the 2024 Term Loan Agreement, in a maximum principal amount outstanding at any time not to exceed the 2024 Term Cap Amount then in effect under the 2024 Term Loan ICA.

(d) The following definitions contained in Section 1.1 of the Existing Securities Purchase Agreement are amended and restated in entirety as follows:

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the indebtedness existing as of the 2023 Amendment Effective Date and set forth on Schedule 4.22, (c) lease obligations (including capital leases) and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date (as defined in the Debentures), (e) up to $75 million, in the aggregate, of indebtedness that is senior, pari-passu or junior to the Debentures (including unsecured indebtedness), provided that (i) any such indebtedness (other than any First Lien Loan Indebtedness or 2024 Term Loan Indebtedness incurred pursuant to this clause (e)) does not include any equity or equity-linked component thereof, (ii) any senior, pari-passu, or junior indebtedness incurred pursuant to this clause (e) (other than unsecured indebtedness) shall be subject to a written intercreditor agreement with the Agent that is acceptable to Agent in its sole discretion and (iii) any indebtedness incurred pursuant to this clause (e) shall not be incurred by a Foreign Subsidiary (as defined in the Pledge and Security Agreement), (f) additional unsecured indebtedness in an amount not to exceed $1,500,000 in the aggregate, (g) the indebtedness existing on the Original Issue Date (as defined in the Debentures) set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement) and (h) Indebtedness assumed in connection with any Subsidiary Acquisition, provided that such Indebtedness (i) was not created or incurred in contemplation of such Subsidiary Acquisition and (ii) is limited to ordinary course (x) capital leases, (y) purchase money indebtedness, and (z) factoring, receivables and/or securitization financing (with such factoring, receivables and/or securitization financing to be on customary terms).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (e) and (g) thereunder that do not encumber assets that do not constitute Collateral, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000 in the aggregate and (f) Liens securing Indebtedness permitted to be assumed under clause (h) of the definition of Permitted Indebtedness, provided that such Liens do not extend beyond the assets securing such Indebtedness at the time of assumption.

(e) Section 5.2 of the Existing Securities Purchase Agreement is amended and restated in its entirety to read as follows:

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse the ATW Special Situations I LLC (“Lead Purchaser”) for its reasonable, documented legal fees and expenses, $35,000 of which has been paid prior to the Closing. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Lead Purchaser is to pay for the Securities at the Closing shall be reduced by the Lead Purchaser in lieu thereof. The Company will pay all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and fees of special counsels) incurred by the Agent in connection with the Transaction Documents, including, without limitation, (i) incurred in preparation, execution, delivery and enforcing or defending (or determining whether or how to enforce or defend) any rights under any Transaction Document (including any amendments or waivers in connection therewith) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Transaction Document, (ii) incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Transaction Documents, and (iii) incurred by the Agent pursuant to the Transaction Documents in connection with the perfection of the Liens on the Collateral (as defined in the Pledge and Security Agreement) or the enforcement of its rights under the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

(f) Section 5.5 of the Existing Securities Purchase Agreement is amended and restated in its entirety to read as follows:

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Lead Purchaser (the “Required Holder”); provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company and the Target.

4. Consent regarding 2024 Term Loan Indebtedness. Pursuant to Section 7 of the New Debenture, the Investor (as the Required Holder), hereby consents to the Company’s (a) incurrence of the 2024 Term Loan Indebtedness, (b) incurrence of any Lien in connection with the 2024 Term Loan Indebtedness and (c) payments (whether of principal, interest or otherwise) in respect of the 2024 Term Loan Indebtedness pursuant to the terms thereof (to the extent not in contravention of the 2024 Term Loan ICA).

5. Conditions to Effectiveness of Amendment. This Agreement shall become effective as of the date (the “Effective Time”) when the conditions set forth in this Section 5 shall have been satisfied (or waived in writing by the Investor):

(a) Investor shall have received a fully executed copy of this Agreement by each of the Debtors and the Investor;

(b) Investor shall have received a fully executed copy of the 2024 Term Loan Agreement;

(c) Investor shall have received a fully executed copy of the 2024 Term Loan ICA;

(d) The Company shall have paid or reimbursed Investor for all of its reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Agreement and the documents provided for herein or related to the Transaction Documents or hereto; and

(e) [Reserved].

(f) The Company and the Transfer Agent shall have duly executed and delivered the Irrevocable Transfer Agent Instructions (as defined below) to the Investor.

(g) The representations and warranties in Section 7 hereof shall be true and correct as of the Effective Time.

6. Covenants.

(a) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to the Lead Purchaser (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Investor or its respective nominee(s), for the New Conversion Shares (as defined in each of the Agreements) and the Warrant Shares (collectively, the “Underlying Shares”) in such amounts as specified from time to time by each Investor to the Company upon conversion or exercise with respect thereto. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(a), and stop transfer instructions to give effect to Section 4.1 of the Securities Purchase Agreement, will be given by the Company to its transfer agent with respect to the Underlying Shares, and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Investor effects a sale, assignment or transfer of the Underlying Shares in accordance with Section 4.1 of the Securities Purchase Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 of the Securities Act, the transfer agent shall issue such shares to such Investor, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 4.1 of the Securities Purchase Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(a), that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each effective date of a registration statement registering the resale or issuance, as applicable, of any of the Underlying Shares. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Underlying Shares, the Debentures and/or the Warrants, as applicable, shall be borne by the Company.

(b) Disclosure. On or before 8:30 a.m., New York City time, on February 2, 2024, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor and/or any of its affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of the Investor. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

(c) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than April 15, 2024 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP and Blank Rome LLP incurred in connection therewith in an amount not exceed $15,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval, after giving effect to the amendments and transactions contemplated hereby, of (x) the increase of the authorized shares of the Company from 625,000,000 to 5,000,000,000 and (y) the issuance of all of the Underlying Shares, in excess of the aggregate number of Underlying Shares previously approved by the stockholder’s of the Company, in compliance with the rules and regulations of the principal Trading Market of the Common Stock (without regard to any limitations on conversion set forth in the Debentures and/or exercise of the Warrants, as applicable (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to July 15, 2024. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. If the staff of the Securities and Exchange Commission initiates a review of the proxy statement contemplated by this Section 6(c), the “Stockholder Meeting Deadline” shall mean June 1, 2024, provided that the Company shall respond as promptly as reasonably practicable to any comments received from the staff.

(d) Voting Agreements; No Amendment or Waiver of Voting Agreements.

(i) On or before February 2, 2024, the Company and each of the directors and officers of the Company (including affiliates and family members, as applicable) that beneficially own any shares of Common Stock and stockholders of the Company (and Persons that after the consummation of the Merger Transaction (as defined in the 2024 Term Loan Agreement) will become stockholders of the Company), in each case, as listed on Schedule 6(d)(i) of this Agreement shall have duly executed and delivered to the Lead Purchaser a voting agreement, in form and substance satisfactory to the Lead Purchaser (each, a “Voting Agreement”).

(ii) The Company shall use reasonable best efforts to cause each Person other than those listed on Schedule 6(d)(i) (including affiliates and family members, as applicable) that beneficially owns (or come to beneficially owns) any shares of Common Stock to duly execute and deliver to the Lead Purchaser a Voting Agreement.

(iii) The Company shall not amend, modify or waive any term or condition of the Voting Agreements without the prior consent of the Investor; provided, that neither the Investor nor the Investor shall be third party beneficiaries of any of the Voting Agreements.

7. Representations and Warranties. In order to induce the Investor to enter into this Agreement, each Debtor hereby represents and warrants to the Investor, as of the date hereof and each Effective Time:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under the Exchange Documents and to issue the New Securities in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Securities, have been duly authorized by the Board of Directors of the Company and, other than (i) notification filings with the principal Trading Market of the Company (the “Principal Market”), and (ii) such filings required under applicable U.S. securities laws or the applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”), no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation of the Company (including, without limitation, any certificate of designation contained therein), the bylaws of the Company, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Authority (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. “Governmental Authority” means any federal, foreign, state, county, municipal, provincial, or local governmental authority, court, judicial body, arbitration tribunal, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative, or other agency, or any political or other subdivision, department, commission, board, bureau, branch, division, ministry, or instrumentality of any of the foregoing.

(d) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 4(a)(2) and Rule 144(d)(3)(ii) thereof, and applicable state securities laws.

(e) Issuance of New Securities. The issuance of the New Debenture is duly authorized and upon issuance in exchange for the Existing Debenture in accordance with the terms of the Exchange Documents shall be valid and legally binding obligations of the Company and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and, so long as the Company satisfies the current public information requirement under Rule 144(c) of the Securities Act (the failure to satisfy, a “Public Information Failure”), shall be freely tradeable by the Investor and shall be issued without any restricted legend. The issuance of the New Conversion Shares is duly authorized and, upon issuance upon conversion of the New Debenture, shall be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Debenture for the New Debenture as contemplated hereby.

(g) Disclosure. Except as disclosed in the 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(h) No Default. Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Agreement.

8. Miscellaneous.

(a) Amendments; Waivers. This Agreement may only be amended, modified or waived by a written agreement duly executed and delivered by the Company and the Investor.

(b) Acknowledgment and Reaffirmation of Transaction Documents. Each Debtor hereby ratifies, affirms, acknowledges and agrees that the Existing Securities Purchase Agreement, and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Debtor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Debtor hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by each Debtor in all respects. Upon the Effective Time, this Agreement shall constitute an amendment to the Existing Securities Purchase Agreement and all of the other Transaction Documents as appropriate to give effect to the agreements contained herein. In all other respects, the Existing Securities Purchase Agreement and the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their original terms. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Existing Securities Purchase Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect.

(c) Fees and Expenses. The Debtors agree to pay all reasonable and documented out-of-pocket costs and expenses of the Investor incurred (a) in connection with the execution and delivery of this Agreement or (b) prior to, but unpaid as of, the date hereof, in connection with the Transaction Documents.

(d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) References. Each reference in (x) on or after the Effective Time, the Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Transaction Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, (y) on or after the Effective Time, the Existing Debenture to “this Debenture,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the New Debenture and each reference in any other Transaction Document to “the Debenture” of the Investor shall mean and be a reference to the New Debenture and (z) on or after the Effective Time, the Existing Warrant to “this Warrant,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Warrant and each reference in any other Transaction Document to “the Warrant” of the Investor shall mean and be a reference to the Amended Warrant.

(f) Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Target under Section 4.10 of the Existing Securities Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(h) Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Underlying Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all of the Underlying Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(h).

(i) Holding Period. Investor agrees that the New Debentures is being acquired solely in exchange for the Existing Debenture. For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the New Debenture (and upon conversion of the New Debenture, the New Conversion Shares) may be tacked onto the holding period of the Existing Debenture, and the Company agrees not to take a position contrary to this Section 8(i). The Company acknowledges and agrees that (assuming the Investor is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the New Debenture, assuming no Public Information Failure then exists, the New Conversion Shares will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Conversion Shares becoming ineligible to be resold by the Investor pursuant to Rule 144 and (iii) in connection with any resale of New Conversion Shares pursuant to Rule 144, the Investor shall solely be required to provide reasonable assurances that such New Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Investor’s counsel.

(j) Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(k) Notices to Investor. All notices to Investor pursuant to the Securities Purchase Agreement or the New Debenture shall be delivered in accordance with the notice instructions set forth on the signature page of the Investor attached hereto (or such other instructions delivered in writing to the Company by the Investor from time to time).

(l) Termination. If the Transaction is not consummated on or prior to February 5, 2024, the Investor may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, ab initio.

9. Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as, and the Company acknowledges that the Investor and the Other Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:
Name:
Title:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:
Name:
Title:

NAUTIWORKS LLC

By:
Name:
Title:

NAUTICUS ROBOTICS FLEET LLC

By:
Name:
Title:

NAUTICUS ROBOTICS USA LLC

By:
Name:
Title:

Signature Page to Agreement and Exchange Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTOR:

Name of Investor

By:
Name:
Title:

Aggregate Amount Outstanding Under Existing Debenture:

Aggregate Principal Amount of New Debenture:

Address:

Signature Page to Agreement and Exchange Agreement

Schedule 6(d)(i)

List of Stockholders

1. John Gibson

2. Victoria Hay

3. Nicholas Bigney

4. John Yamokoski

5. VHG Investments LLC

6. Material Impact Fund II, L.P.